Exhibit 99.1

Press Release

News Release

For Immediate Release

INVESTORS REAL ESTATE TRUST ANNOUNCES PUBLIC
OFFERING OF 8,000,000 COMMON SHARES OF BENEFICIAL INTEREST

MINOT, ND—September 28, 2009—Investors Real Estate Trust (NASDAQ:  IRET), a real estate investment trust with a diversified portfolio of multi-family residential and commercial office, medical, industrial and retail properties located primarily in the upper Midwest (the “Company”), today announced plans to sell 8,000,000 newly-issued common shares of beneficial interest in an underwritten public offering pursuant to its effective registration statement previously filed with the Securities and Exchange Commission.   The Company expects to grant the underwriters a 30-day option to purchase up to an additional 1,200,000 common shares of beneficial interest at the public offering price to cover over-allotments, if any.

Robert W. Baird & Co. and RBC Capital Markets are the bookrunning managers for the offering.  Janney Montgomery Scott, D.A. Davidson & Co., and J.J.B. Hilliard, W.L. Lyons, LLC are co-managers.

The Company intends to use the net proceeds from the offering for general corporate purposes, including the acquisition, development, renovation, expansion or improvement of income-producing real estate properties and debt repayment.

A registration statement relating to these securities was filed with and declared effective by the Securities and Exchange Commission.  The offering is being made only by means of a prospectus and related prospectus supplement, copies of which may be obtained from:

Robert W. Baird & Co. Incorporated
Attn:  Syndicate Department
777 E. Wisconsin Avenue
Milwaukee, WI  53202
Tel.: (414) 765-3632

and

RBC Capital Markets Corporation
Three World Financial Center
200 Vesey Street, 9th Floor
New York, NY 10281
Tel: (212) 428-6670

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Disclosure Notice:

This press release contains “forward-looking statements” within the meaning of the federal securities laws.  The forward-looking statements in this press release are subject to numerous risks and uncertainties, including the risk that the offering may not be completed as described herein, or at all.

Contact:
Michelle R. Saari
Investors Real Estate Trust
3015 16th Street SW, Suite 100
Minot, ND 58702-1988
701.837.4738 tel.

701.838.8875 fax

info@iret.com e-mail